Exhibit 10.1

CONSULTANT, REPRESENTATIVE AND PROFESSIONAL SERVICES AGREEMENT

This Consultant, Representative and Professional Services Agreement, herein referred to as (“Agreement”), is made by and between Vistula Communication Services, Inc., a Delaware corporation with its principal place of business at 405 Park Avenue, Suite 801, New York, NY 10022, USA (“VCSI”), and Quest Telecommunications, Inc., a Delaware corporation, located at 303 South Broadway, Suite 101 Tarrytown, NY 10591, USA (“QTI”). This Agreement is effective as of December 13, 2005 (the “Effective Date”).

1.                                       BACKGROUND

VCSI has the exclusive right to market and distribute the V-Cube™ IP-PBX software (together with all upgrades, enhancements, derivatives, modifications, amendments and new product releases developed during the term of this Agreement, the “V-Cube™”) in the Territory (as defined below). VCSI desires to deploy the V-Cube™ in the Territory and to consumers from the Territory residing outside the Territory.  VCSI hereby (a) appoints QTI as an independent advisor and sole and exclusive representative in the Territory to promote and assist in the structuring and establishment of business relationships, including introducing VCSI and the V-Cube™ to potential partners, distributors, licensees and/or purchasers in the Territory, (b) retains QTI as its Project Management and Operations Partner in the Territory to perform the professional services specified in Exhibit A, as modified from time to time by mutual agreement of the parties (the “Professional Services”) in the Territory and (c) appoints QTI as its agent for the V-Cube™ to consumers from the Territory residing outside the Territory other than those consumers residing in jurisdictions or territories with respect to which VCSI or any affiliate of VCSI has granted or hereafter grants exclusive distribution or agency rights. The “Territory” is Vietnam, Cambodia, Malaysia and Turkey, as well as any area mutually agreed upon by QTI and VCSI in writing.

2.                                       MAJOR RESPONSIBILITIES OF QTI

QTI will use reasonable commercial efforts to:

(A)                              Develop and layout the strategic plan for VCSI establishing business relationships with key partners in the Territory.

(B)                                Position VCSI with leading telecommunications companies in the Territory for marketing, distribution, and possibly localization of VCSI’S V-Cube™.

(C)                                Maintain effective relationships with VCSI business partners in the Territory.

(D)                               Assist VCSI with the collection of market and technology information and other matters in developing VCSI’S strategy in the Territory.

(E)                                 Generate and stimulate interest in the V-Cube™ and furnish information to VCSI in regard to market developments, trends, and prospective partners and/or purchasers of the V-Cube™ within the markets of the Territory.

(F)                                 Participate in sales promotion activities to benefit sales of the V-Cube™ in the Territory and assist and advise VCSI and partners in this regard within the markets of the Territory.

(G)                                Develop business plans for VCSI in the Territory.

(H)                               Manage and coordinate the implementation of VCSI’s marketing strategy in the Territory.

(I)                                    Generally assist VSCI in the implementation and administration of all general, administrative and financial systems in the Territory as requested by VCSI.

Certain responsibilities of QTI and their implementation are set forth in Exhibit A attached hereto.

3.                                       MAJOR RESPONSIBILITIES OF VCSI

VCSI will use reasonable commercial efforts to:

(A)                              Endeavor to provide the V-Cube™ and support according to any agreement entered into by VCSI with individual telecommunication companies in the Territory.

(B)                                Provide QTI with appropriate corporate marketing, sales and technical information and assistance regarding the V-Cube™, and keep QTI informed of changes in the V-Cube™.

(C)                                Be directly responsible for all expenses reasonably incurred by QTI in the development and preparation of catalogues, advertisements, sales expenses, exhibitions and presentations created by QTI for sales promotion of VCSI or the V-Cube™ provided that such expenditure has been approved in writing by VCSI prior to be being incurred by QTI.

(D)                               Once QTI has successfully established a business relationship with a key partner in the Territory for VCSI, VCSI will provide sufficient resources to QTI to establish and run an operations and sales support of a typical local office in the foreign territory to the extent deemed necessary by VCSI in its sole discretion.

4.                                       TERM OF AGREEMENT

This Agreement will become effective on the Effective Date and will expire one year (1) year thereafter, unless (i) extended by mutual agreement, (ii) terminated as provided elsewhere in this Agreement, or (iii) terminated upon three (3) months written notice by either party to the other, provided, however, that any right of QTI to compensation earned or accrued hereunder and reimbursement of expenses will survive any such expiration or termination.  This Agreement shall automatically renew for an additional one year (1) year term unless either party provides at least one (1) months notice to the other party prior to the expiration of the initial term stating that such party does not wish to renew the Agreement.

5.                                       PAYMENT TERMS

(A)                              CONSULTANT FEES: VCSI agrees to pay QTI consultant fees for the services outlined in this Agreement. The consultant fees shall be payable as follows:

(i)  Upon execution by VCSI of a memorandum of understanding with Saigon Post and Telecommunications Services Corporation (“SPT”) with respect to the V-Cube™, a fee in the amount of Twenty-five thousand dollars ($25,000) shall be payable by VCSI to QTI.

(ii)  Upon execution by VCSI of a pilot agreement with SPT with respect to the V-Cube™ a fee in the amount of Twenty-five thousand dollars ($25,000) shall be payable by VCSI to QTI.

(iii)  Upon execution by VCSI of a definitive distribution or license agreement with SPT with respect to the V-Cube™, (A) a fee in the amount of One hundred and fifty thousand dollars ($150,000) shall be payable by VCSI to QTI, and (B) VCSI shall promptly issue to QTI 300,000 shares of common stock of VCSI following delivery by QTI to VCSI of an investment representation letter substantially in the form attached hereto as Exhibit B and such other documentation reasonably requested by VCSI.

(iv)  Additional and subsequent consultant fees and commission arrangements with respect to execution of memoranda of understanding, partnership agreements, joint venture agreements, distribution agreements, license agreement by VCSI with other major telecommunications companies in the Territory directly arising from, or as a result of, the introduction by or negotiations performed by QTI shall be as mutually agreed by the parties in writing from time to time.

(B)                                REVENUE COMMISSION: LICENSING AND DISTRIBUTION: VCSI agrees to pay QTI a commission (“Commission”) at the rate of thirty percent (30%) of the license fees actually received by VCSI from SPT, net of sales, use and value added taxes, if any, payable by VCSI in connection therewith, in connection with the licensing and distribution of the V-Cube™ in the Territory. QTI will monitor the number of SPT’s IP phone users to make sure VCSI receives all of the licensing fees as per any agreement entered into between VCSI and SPT (the “SPT Agreement”).  Within seven (7) days following receipt of license fees by VCSI under the SPT Agreement, VCSI shall pay to QTI the Commission with respect to such license fees.

(C)                                PAYMENTS; TAXES: All unpaid but accrued consultant fees and all payments required under Section 5(B) hereof shall remain payable by VCSI to QTI following the termination or expiration of this Agreement. All amounts payable to QTI under this Agreement must be made in U.S. dollars in the form of a written check, or by wire transfer to: JP Morgan Chase Bank (ABA #021000021) in the bank account of QTI numbered 217503083665, or to such other U.S based bank account as QTI shall designate in writing.  QTI shall pay all foreign, federal, state, municipal and other governmental excise, sales, use, property, customs, value added, gross receipts and other taxes, fees and duties of any nature now in force or enacted in the future that are assessed upon or with respect to any sums paid or owing or any rights, materials or services provided hereunder, or otherwise arising in connection with this Agreement, excluding taxes based on VCSI’s income.  VCSI may deduct from any fees payable to QTI amounts it believes are required to be withheld under federal, state or local or other applicable law, including applicable federal, state or local income tax withholding, social security payments, disability and other insurance premiums and payments.

(D)                               REIMBURSEMENT OF EXPENSES: VCSI will reimburse QTI incurred by QTI for any reasonable expenses relating to the implementation, testing and deployment of the V-Cube™ in the Territory including promotion, public relations in a foreign territory (PR), traveling and entertainment (T&E) expenses reasonably incurred by QTI in fulfilling its services hereunder provided that such expenditure has been approved in writing by VCSI prior to be being incurred by QTI. T&E includes, but is not limited to, airfare, hotel, taxi, bus, limousine, rental car, meals, telephone, and facsimile charges. Either party may propose the translation of documents into one or more languages of the Territory, to assist QTI in fulfilling its duties, and VCSI will pay QTI for translation of any documents VCSI authorizes to be so translated. QTI will submit a budget of expenses for each territory for VCSI written approval prior to proceeding.  QTI will provide VCSI with accurate and reasonably detailed invoices, including receipts for expenses incurred, and VCSI will pay QTI for any of the above expenses in accordance with such invoices promptly upon their receipt. This provision shall survive the earlier termination or expiration of this Agreement.

6.                                       RESPONSIBILITIES OF QTI

QTI shall be permitted to use the name and trade logo of VCSI solely in connection with the performance of services hereunder. All goodwill with respect to use of the name and logo of VCSI shall inure to the benefit of VCSI.

QTI agrees to comply, and shall cause his employees, agents and representatives to comply, with all laws and ordinances, regulations and rules now or hereafter in effect (including, without limitation, the United States Foreign Corrupt Practices Act) in connection with this Agreement and QTI’s activities hereunder including, without limitation, the performance of the services hereunder.

QTI shall provide VCSI with such information relating to the performance of services hereunder as VCSI shall reasonably request from time to time.

QTI shall indemnify and hold harmless VCSI and its affiliates and their respective shareholders, officers, directors, employees and agents (the “Indemnified Persons”) from and against any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys fees) of any kind whatsoever levied against or incurred by the Indemnified Persons arising directly or indirectly out of conduct of QTI outside the scope of this Agreement or QTI’s failure to perform any of its obligations under this Agreement.

7.                                       RELATIONSHIP OF PARTIES

VCSI and QTI agree that QTI is an independent contractor. Personnel employed by QTI who perform duties related to the Agreement will remain under the supervision, management, and control of QTI and will not be deemed to be employees of VCSI. QTI will have no authority, without VCSI’S prior written consent, to sign or otherwise enter into any kind of contract, undertaking or agreement on behalf of VCSI or any of its affiliates, or to make any promise, warranty or representation with respect to V-Cube™ or VCSI except strictly in accordance with VCSI materials provided to QTI with respect to the V-Cube products, and VCSI will not be bound thereby unless it expressly agrees otherwise.  If a customer, distributor or other business partner introduced by QTI to VCSI chooses to deal directly with VCSI, VCSI will notify and consult with QTI.

To permit QTI to freely devote its skilled personnel to services hereunder, VCSI agrees that for the term of this Agreement and one (1) year thereafter, it will not solicit or induce (i) any employee or independent contractor of QTI or (ii) any former employee of QTI who was employed by QTI not less than one (1) year prior to the date of solicitation, to terminate or breach an employment, contractual or other relationship with QTI or to become an employee of VCSI.

8.                                       NON-COMPETITION; CONFIDENTIALITY

QTI shall not, directly or indirectly, at any time (whether during the term of this Agreement or thereafter), disclose any Confidential Information (defined below) to any person, association, or other entity (other than the Affiliated Companies, as defined below), or use, or permit or assist any person, association, or other entity (other than an Affiliated Company) to use, any Confidential Information, excepting only: (i) Confidential Information which (A) is then generally available to or obtainable by the public and which did not become so available or obtainable through the breach of any provision of this Agreement by QTI, or (B) is obtained by QTI on a non-confidential basis from a source other than an Affiliated Company or any agent or other representative of an Affiliated Company and such source had the right to disclose such Confidential Information to QTI without violating any legal, contractual, fiduciary, or other obligation; and (ii) disclosures required by applicable law.

Upon termination of QTI’s engagement by VCSI (for any reason), QTI shall immediately deliver to VCSI all documents and other materials containing any Confidential Information which are in their possession or under their control.

During the Restricted Period (defined below), QTI shall not, directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor or agent of any person, association, or other entity):

(a)                                  Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which competes with the business of any Affiliated Company (the “Business”) in the Territory, provided that the foregoing shall not preclude VCSI from owning less than 1% of the outstanding capital stock of any corporation whose shares are publicly traded on a national securities exchange or system;

(b)                                 Solicit or attempt to solicit business in competition with the Business from any person or entity (in any such case, a “Restricted Company”), or interfere or attempt to interfere with any relationship of any Affiliated Company with any Restricted Company;

(c)                                  Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company’s relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others;

(d)                                 Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company; or

(e)                                  Make any statement (oral or written) or take any other action which would tend to disparage or diminish the reputation of any Affiliated Company.

For purposes of this Agreement:

(i) ”Affiliated Company” shall include VCSI and all subsidiaries or affiliates of VCSI;

(ii) ”Confidential Information” shall mean all trade secrets, proprietary data, and other confidential information of any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound;

(iii) the “Restricted Period” shall mean the period beginning on the date hereof and ending on the first anniversary of the date (the “Termination Date”) of termination (for any reason) of QTI’s engagement hereunder (whether pursuant to this Agreement or otherwise); and

QTI acknowledges and agrees that (1) the provisions of this Section 8 are fundamental and essential for the protection of the Affiliated Companies’ legitimate business and proprietary interests, (2) such provisions are reasonable and appropriate in all respects, and (3) in the event of any violation by QTI of any of such provisions, the Affiliated Companies would suffer irreparable harm and its remedies at law would be inadequate.  In the event of any violation or attempted violation of such provisions by the QTI, the Affiliated Companies shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may then be available to the VCSI.

This Section 8 shall survive the termination or expiration of this Agreement.

9.                                       DEVELOPMENTS.

QTI agrees that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, and all other materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 8 hereof) however and whenever produced (whether by Consultant, QTI), shall be the sole property of the VCSI.

QTI agrees that all Confidential Information and all other discoveries, inventions, ideas, concepts, research and other information, processes, products, methods and improvements, or parts thereof conceived, developed, or otherwise made by QTI alone or jointly with others and in any way relating to any Affiliated Company’s present or proposed products, programs or services or to tasks assigned by or pursuant to this Agreement during the period of QTI’s engagement hereunder, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice during the period of QTI’s engagement hereunder with the Company, whether or not made during the QTI’s regular working hours, and whether or not disclosed by QTI to any Affiliated Company (hereinafter referred to as “Developments”), together with all products or services which embody or emulate such Developments, shall be the sole property of the Affiliated Companies. QTI agrees to, and hereby assigns to VCSI, all their respective right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any such Developments. QTI agree that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at present, QTI agrees to assign to VCSI all copyrights, patents, and other proprietary rights they may have in any such Developments, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights.  QTI agrees to waive, and hereby waives, all moral rights or proprietary rights in or to any Developments and, to the extent that such rights may not be waived, agrees not to assert such rights against any Affiliated Company or its licensees, successors or assigns.

This Section 9 shall survive the termination or expiration of this Agreement.

10.                                 ASSIGNMENT OF AGREEMENT

Neither this Agreement nor any rights or obligations of either party hereunder may be assigned without prior written consent of the other party; provided, however, that VCSI may freely assign this Agreement to affiliates or successors-in-interest or successors-in-title in the event of a change of control, merger, consolidation or acquisition of all or substantially all of the assets or business of VCSI. Subject to this Section 10, the Agreement will be binding upon the successors and assigns of the respective parties.

11.                                 TERMINATION

This Agreement may be terminated by either party upon written notice to the other if any of the following occur: material default of this Agreement (unless cured within fifteen (15) days), or receivership, insolvency or assignment for the benefit of creditors of the other party.

Except as expressly set forth herein, no damages, indemnity or termination benefits whatsoever (including any compensation for goodwill established by QTI during the term of this Agreement or for any of its lost profits or expenses) shall be due or payable to QTI by reason of any termination of this Agreement in accordance with its terms, and QTI expressly waives the application of any statute, law or custom to the contrary.

12.                                 REPRESENTATIONS

VCSI represents that it has the power and authority to enter into this Agreement, and that this Agreement does not violate the terms of any other agreement or understanding of which it is a party. VCSI further represents that (i) it has all legal right and authority to offer the V-Cube™ for sale in the Territory, (ii) the sale and use of the V-Cube™ are in the manner contemplated by VCSI’S published specifications, and VCSI and V-Cube™ literature and representations, will not to the knowledge of VCSI violate any third party proprietary rights, and (iii) such literature and representations of VCSI may be relied upon by QTI in performing its duties hereunder. It is understood that QTI will rely on representations of VCSI in its dealings with third parties concerning VCSI. VCSI hereby indemnifies and holds harmless QTI from any cost, expense, liability or loss incurred by QTI as a result of any violation of such representations and warranties.

QTI represents that it has the power and authority to enter into this Agreement, and that this Agreement does not violate the terms of any other agreement or understanding of which it is a party. QTI hereby indemnifies and holds harmless VCSI from any cost, expense, liability or loss incurred by QTI as a result of any violation of the representations and warranties.

13.                                 LIMITATION OF LIABILITY

In no event will either party hereto be liable for any special, indirect, incidental or consequential damages, or any damages resulting from loss of profits arising out of or in connection with this Agreement or the services performed hereunder, whether in an action based on contract or tort including any action for negligence. Neither party will be liable for any damages other than for the gross negligence or intentional misconduct of its agents. In no event will QTI’S total liability for any damages in any action arising out of or in connection with this Agreement exceed the total amount paid to QTI by VCSI under this Agreement. This Section 13 shall survive the termination or expiration of this Agreement.

14.                                 NOTICES

Any notice, request, demand, or other communication required or permitted under this Agreement will be deemed to be properly given three (3) days after dispatch through the U.S. Postal Service, postage prepaid, or one (1) day after dispatch with charges prepaid through an established and reputable national courier, or when made by confirmed facsimile, addressed to the respective party at the address stated above in this Agreement, or at such other address as that party may designate in writing in the future.

15.                                 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.  QTI and VCSI hereby consent to the exclusive jurisdiction of the courts of the State of New York in the event of any dispute arising hereunder.

16.                                 DISPUTE RESOLUTION: ARBITRATION

At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The discussions shall be left to the discretion of the representatives. The representatives may agree to use any alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association presided over by a single arbitrator selected pursuant to those rules. A party may demand such arbitration, in accordance with the procedures set out in those rules, at the office of the American Arbitration Association closest to the other party.

Discovery shall be limited to no more than two (2) depositions, and a combined total of not more than twenty-five (25) individual interrogatories, requests for admission and demands for document production, unless otherwise agreed. Each party shall bear its own cost of these procedures (except document reproduction, which will be reimbursed by the other party), and share equally in the expense of the arbitrator.

17.                                 ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement between the parties with regard to the subject matter thereof. This Agreement replaces any representations or statements, oral or written, made about the subject matter of this Agreement. This Agreement may be amended only by a written agreement signed by both parties. If any of the provisions of this Agreement are found or deemed by a court of competent jurisdiction to be invalid or unenforceable, the parties intend that they be severed from the remainder of this Agreement, and not cause its invalidity or unenforceability. A party’s waiver of any breach of a provision of this Agreement will not constitute a waiver or any other provision, or of any other breach of the same provision.  This agreement may be executed via facsimile and in counterpart, and a copy of the executed agreement shall serve as an original.

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IN WITNESS WHEREOF, the parties have caused this Consultant, Representative and Professional Services Agreement to be executed by their duly authorized representatives as of the Effective Date:

VISTULA COMMUNICATIONS SERVICES, INC.

By:	/s/Rupert Galliers-Pratt
Name: Rupert Galliers-Pratt
Date: December 13, 2005

QUEST TELECOMMUNICATIONS, INC.

By:	/s/ Victor H. Duong
Name: Victor H. Duong
Date: December 13, 2005

EXHIBIT A

TERRITORY PLAN

1.                                       Do final evaluation of potential partners in the Territory

•                                          clarify objectives with partners in the Territory

•                                          narrow the list of potential partners in the Territory and consider other potential partners in the Territory

•                                          follow up with potential partners in the Territory to ensure continued interest.

2.                                       Visit the Territory to negotiate distribution and licensing agreements with strategic partners in the Territory.

•                                          solicit proposals from strategic partners in the Territory.

•                                          negotiate deal terms in consultation with VCSI

3.                                       Facilitate start-up of partnership and dialogue between VCSI and partners in the Territory

•                                          help coordinate press announcements

•                                          monitor initial progress of distributors

•                                          assist VCSI in follow-up with primary distributors

•                                          manage processes and relationship between VCSI and partners

4.                                       Establish appropriate pricing plan for the Territory if requested by VCSI

•                                          work with VCSI to understand costs

•                                          work with VCSI to finalize pricing for Territory

•                                          announce pricing in the Territory

5.                                       Facilitate sales goals for the Territory

•                                          work with VCSI to set sales goals

•                                          define key accounts to generate business over the next fiscal year

•                                          help get into accounts at high levels

•                                          assist in closing

6.                                       Facilitate revenue goals for the Territory

•                                          work with VCSI to set revenue goals

•                                          work with VCSI to implement revenue goals

7.                                       Facilitate establishment of VCSI operations in the Territory as directed by VCSI

•                                          work with VCSI to set staffing goals.

•                                          work with VCSI to hire key staffs.

•                                          work with VCSI to establish an office in the Territory in accordance with this Agreement.

•                                          work with VCSI to establish a support/customer care center or product technical support services.

8.                                       Facilitate technical support

•                                          work with VCSI to provide level 3 technical support for SPT.

•                                          work with VCSI to support SPT installation of the service packs and to ensure that SPT receives the latest version of V-Cube™ software as soon as it is released in accordance with SPT Agreement.

•                                          work with VCSI to ensure any SPT’s V-Cube™ software problems and code errors are fixed in a timely manner.

9.                                       Licensing Fees Monitoring

•                                          Represent VCSI in monitoring the number of IP phones deployed by SPT.

•                                          Represent VCSI to handle the license fee account reconciliation and calculation.

EXHIBIT B

INVESTMENT REPRESENTATION LETTER

[                 ], 2005

Vistula Communications Services, Inc.

405 Park Avenue
Suite 801
New York, NY 10022

Re:  Acquisition of Common Stock

Ladies and Gentlemen:

This investment letter is executed and delivered in connection with the undersigned’s acquisition of 300,000 shares (the “Shares”) of the common stock, $.001 par value per share, of Vistula Communications Services, Inc., a Delaware corporation (the “Corporation”).

The undersigned understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or registered or qualified under the securities or “Blue Sky” laws of any jurisdiction.  The undersigned understands that the Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Act.  The undersigned also understands that the Shares may not be sold or transferred except pursuant to exemptions contained in the Act and exemptions contained in other applicable securities or “Blue Sky” laws and that the certificate representing the Shares shall bear a legend to such effect.

The undersigned represents and warrants to the Corporation that the undersigned is acquiring the Shares for its own account for investment, and not for, with a view to, or in connection with the resale, assignment, or distribution thereof.  The undersigned has no present intention to sell, hypothecate, assign, distribute or otherwise transfer the Shares or any interest therein.  The nature and amount of the undersigned’s investment in the Shares is consistent with the undersigned’s investment objectives, abilities, and resources.  The undersigned understands that the Shares are an illiquid investment, which will not become freely transferable by reason of any “change of circumstances” whatever.  The undersigned has adequate means of providing for its current needs and possible contingencies and has no need for liquidity in its investment.

The undersigned has sufficient knowledge and experience in business and financial matters so as to enable it to analyze and evaluate the merits and risks of its investment in the Shares and the undersigned is capable of protecting its interest in connection with such investment.  The undersigned is able to bear the economic risks of such investment, including a complete loss of the investment.

The undersigned has been afforded the opportunity to obtain all information that it desires in connection with its acquisition of the Shares, and the undersigned has received all information that it has requested in connection with such acquisition.

Very truly yours,

Quest Telecommunications, Inc.

Name:
Title:

Address: